Investor Update

Investor Update: October 25, 2016

This investor update provides JetBlue’s investor guidance for the fourth quarter ending December 31, 2016 and full year 2016.

Recent Announcements

JetBlue has recently announced service between the following city pairs:

City Pair	Frequency	Start Date
New York (JFK) - Havana, Cuba (HAV)	1x Daily (*)	November 28, 2016
Orlando (MCO) - Havana, Cuba (HAV)	1x Daily (*)	November 29, 2016
Fort Lauderdale (FLL) - Havana, Cuba (HAV)	2x Daily (*)	November 30, 2016
Long Beach (LGB) - San Jose, CA (SJC)	4x Daily	January 4, 2017
Fort Lauderdale (FLL) - Aruba (AUA)	1x Daily	January 4, 2017
Orlando (MCO) - Los Angeles (LAX)	1x Daily	January 5, 2017
Chicago (ORD) - Fort Lauderdale (FLL)	1x Daily	January 12, 2017
Boston (BOS) - Atlanta (ATL)	5x Daily	March 30, 2017
New York (JFK) - Atlanta (ATL)	TBD	TBD
Atlanta (ATL) - Fort Lauderdale (FLL)	TBD	TBD
Atlanta (ATL) - Orlando (MCO)	TBD	TBD

(*) subject to Government approval - Fort Lauderdale (FLL) - Havana (HAV) will only operate 1x Daily on Saturday

Capacity

Fourth quarter 2016 available seat miles (ASMs) are estimated to increase 3.0% to 5.0% year-over-year, including a negative impact from Hurricane Matthew of approximately 0.5 pt.  Full year 2016 ASMs are estimated to increase 8.0% to 9.0% year-over-year.

JetBlue estimates the following distribution as a percentage of total ASMs by aircraft type:

Fourth Quarter 2016				Full Year 2016
A320	A321 All-Core	A321 Mint	E190	A320	A321 All-Core	A321 Mint	E190
68%	9%	11%	12%	68%	10%	9%	13%

Average stage length is projected to decrease year-over-year by approximately 1% for the fourth quarter 2016 and increase year-over-year by approximately 0.5% for the full year 2016.

Operational Outlook

	Fourth Quarter	Full Year
	2016	2016
Operating Expense Year-Over-Year Percentage Change
Unit Operating Expense Excluding Fuel and Profit Sharing (CASM Ex-Fuel and Profit Sharing)(1)	4.5 - 6.5%	0.0 - 1.5%
Prior guidance issued July 26, 2016	N/A	0.0 - 1.5%
[1] With respect to the JetBlue’s CASM Ex-Fuel and Profit Sharing guidance, JetBlue is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because the excluded items have not yet occurred and cannot be reasonably predicted. The reconciling information that is unavailable would include a forward-looking range of financial performance measures beyond our control, such as (i) fuel costs, which are subject to many economic and political factors beyond our control, and (ii) profit sharing, which is sensitive to volatility in earnings.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

	Fourth Quarter		Full Year
	2016		2016
Fuel Expense
Estimated Consumption (gallons)	186 million		759 million
Estimated Fuel Price per Gallon, Net of Hedges [1]	$1.63	[2]

¹Includes fuel taxes.
²JetBlue utilizes the forward Brent crude curve and the forward Brent crude to heating oil crack spread to calculate the unhedged portion of its prompt quarter.  As of October 14, 2016, the forward Brent crude per barrel price was $53 and the crack spread averaged $14 per barrel for the fourth quarter of 2016

Fuel Hedges

As of October 14, 2016 JetBlue’s advanced fuel derivative contracts for 2016 are as follows:

	Gallons	Estimated Percentage of Consumption	Price

4Q16	47 million	25%	● USGC jet fuel swaps at an average of $1.28/gal

In addition, JetBlue has hedges in place for about 10% of its expected 2017 fuel consumption.

Other Income (Expense)
JetBlue estimates total Other Income (Expense) to be between ($20) and ($25) million in the fourth quarter and between ($95) and ($105) million for the full year.

Tax Rate
JetBlue expects an effective annual tax rate of approximately 39%. However, the actual tax rate in the fourth quarter and full year 2016 could differ due to a number of factors.

Capital Expenditures
(In millions)

Fourth Quarter 2016			Full Year 2016
Aircraft	Non-aircraft	Total	Aircraft	Non-aircraft	Total
$380	$70 - $80	$450 - $460	$870	$150 - $200	$1,020 - $1,070

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Aircraft Delivery Schedule
As of September 30, 2016, JetBlue’s fleet was comprised of 130 Airbus A320 aircraft, 16 Airbus A321 All-Core aircraft, 16 Airbus A321 Mint aircraft, and 60 EMBRAER 190 aircraft.

	Airbus A320			Airbus A321			EMBRAER 190
	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease

1Q16	—	—	—	2	—	—	—	—	—
2Q16	—	—	—	2	—	—	—	—	—
3Q16	—	—	—	3	—	—	—	—	—
4Q16	—	—	—	5	—	2	—	—	—
Total at Year End 2016	130	45	15	37	8	2	60	30	30

Order Book
As of September 30, 2016 JetBlue's firm aircraft order book beyond 2016:

Year	Airbus A320neo	Airbus A321	Airbus A321neo	EMBRAER 190	Total
2017	—	15	—	—	15
2018	—	8	3	—	11
2019	—	3	18	—	21
2020	6	—	12	10	28
2021	16	—	4	7	27
2022	3	—	17	7	27
2023	—	—	6	—	6
Total	25	26	60	24	135

Cabin Restyling Program
The program is expected to generate $100 million of annual incremental operating income upon completion.

Fleet Type	Seat Count per Aircraft			Number of Aircraft Impacted	Timeline
	Current	After Restyling	Difference
A320	150	162	+ 12	~ 130 retrofits	Retrofit starting at the beginning of 2017 Completion expected in 2019
A321 All-Core	190	200	+ 10	15 retrofits 5 new deliveries in 2016 All future deliveries beyond	New Deliveries started in July 2016 Retrofit started in the third quarter of 2016 Completion expected by the end of 2016
A321 Mint	16 Mint 143 Core	16 Mint 143 Core	-	-	Not part of the program
E190	100	100	-	-	Not part of the program

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Share Count
Share count estimates for calculating basic and diluted earnings per share are as follows:

	Fourth Quarter 2016
	Basic Share Count	Diluted Share Count	Interest Add-back
	(in millions)	(in millions)	(in millions)*
	337.9	344.2	$—

	Full Year 2016
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)*
Zero - $42 million	327.4	329.3	$—
$42 million or greater	327.4	342.9	$2

* Net of taxes
These share count estimates assume that all of the holders of the 6.75% convertible debentures due 2039 (Series B) will be converted to shares during the fourth quarter of 2016.  These share count estimates do not include any share repurchases that may occur throughout 2016 under JetBlue’s share buyback program.  The number of shares used in JetBlue’s actual earnings per share will likely be different than those stated above.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

This Investor Update contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; volatility in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy; our significant fixed obligations and substantial indebtedness; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our reliance on a limited number of suppliers; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; acts of war or terrorist attacks; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; the spread of infectious diseases; adverse weather conditions or natural disasters; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Investor Update, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include, in addition to others not described in this Investor Update, those described in Item 1A of our 2015 Form 10-K under "Risks Related to JetBlue" and "Risks Associated with the Airline Industry". In light of these risks and uncertainties, the forward-looking events discussed in this Investor Update might not occur.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com